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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TC PipeLines GP, Inc., General Partner of TC PipeLines, LP

We consent to the incorporation by reference herein of our reports dated February 27, 2007 with respect to the consolidated balance sheets of TC PipeLines, LP as of December 31, 2006 and 2005, and the related consolidated statements of income, comprehensive income, cash flows and changes in partners' equity for each of the years in the three-year period ended December 31, 2006, and management's assessment regarding the effectiveness of the internal control over financial reporting and the effectiveness of TC PipeLines, LP's internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of TC PipeLines, LP, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/  KPMG LLP

Chartered Accountants

Calgary, Canada

March 21, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM